PROXY CARD FOR BARRETT OPPORTUNITY FUND, Inc. Proxy for Special Meeting of Shareholders – March 30, 2011

The undersigned hereby constitutes and appoints Peter H. Shriver, Madeleine Morreale and Robert J. Milnamow, their designees or any one of them, with power of substitution and re-substitution, as proxies to appear and vote all of the shares of beneficial interest in the name of the undersigned on the record date of the Special Meeting of shareholders of the Fund, or at any adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card. The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

Shareholder registration Printed here
QUESTIONS ABOUT THIS PROXY?   Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-877-732-3619. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Barrett Opportunity Fund, Inc. Shareholder Meeting to Be Held on March 30, 2011

The proxy statement for this meeting is available at: www.proxyonline.com/docs/barrettopportunity.pdf

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

BARRETT OPPORTUNITY FUND

Proxy for Special Meeting of Shareholders — March 30, 2011

VOTING OPTIONS: MAIL: To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
NOTE: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

If you have misplaced the postage paid envelope, you may return your completed proxy card to:	Shareholder sign here Date
The Altman Group Attn: Tabulation Department P.O. BOX 238 Lyndhurst, NJ 07071-9902	Joint owner sign here Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

BARRETT OPPORTUNITY FUND, Inc.

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.   YOUR
PROMPT ATTENTION WILL HELP TO AVOID THE EXPENSE OF
FURTHER SOLICITATION.

Remember to sign and date the reverse side before mailing in your vote.

PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THIS PROPOSAL.  IF NO DIRECTION IS MADE, AND THIS PROXY IS SIGNED AND RETURNED, THE PROXY WILL BE VOTED FOR THE PROPOSAL.   AS TO ANY OTHER MATTER, SAID ATTORNEYS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

Proposal 1: To approve an investment advisory agreement between Barrett Asset Management, LLC and the Fund.
FOR	AGAINST	ABSTAIN
□	□	□